Exhibit 99.1

Microbot Medical Engaging with a Leading Notified Body to Secure CE Mark for Sales in Europe

Engagement includes audit plans for ISO 13485 certification, to pave the way for obtaining CE Mark for clearance of sales in the European Union

BRAINTREE, Mass., July 25, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic Surgical System, the first single-use endovascular robotic system, today announced the first steps towards its planned European market clearance, by engaging with a leading Notified Body.

The Notified Body will audit the Company to verify the compliance of its quality management system and the quality of the LIBERTY Robotic Surgical System development with widely acceptable standards in the medical device industry. In addition, preparations are being made to obtain MDR certification (European Medical Devices Regulation) leading to CE mark, which would allow the Company to sell the LIBERTY Robotic Surgical System throughout the European Union.

“Following the success of multiple pre- clinical studies conducted with the participation of leading European-based interventional radiologists, Microbot is now expanding to seek a wider range of potential users in key growth markets,” commented Harel Gadot, Chairman, President and CEO. “We believe the LIBERTY Robotic Surgical System has the potential to revolution the way catheterization are been done today, by providing a single use procedure with a high degree of stability, as demonstrated in our pre-clinical studies.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it stabilizes its financial condition and seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com